Lease Agreement

Leasor: Shaanxi Hede Venture Capital Management Co., Ltd. (“Party A” below)
Leasee: Shaanxi Tianren Organic Food Co., Ltd. (“Party B” below)

Signing Place: Xi’an City

Accordance with relevant regulations of Contract Law of the People’s Republic of China, with regard of property leasing, both parties agree and are compliant with that:

1.	Object of leasing: all the asset, which belongs to factory area of Huludao Wonder Fruit Co., Ltd., owned by Shaanxi Hede Venture Capital Management Co., Ltd.
2.	Party B is responsible for the inspection, installation, testing, using, maintenance, repair and management of land, buildings, and equipments.
3.
The ownership of property during the term of leasing belongs to Party A. For special circumstances, Party A has the right to collect it. However, Party A need to state the situation to Party B, and notify in written to Party B 15 days in advance. Party B should finish the returning of property within 30 days and settle the leasing fee balance.

4.
During the term of leasing, Party B has the usage right of property, provided, he should not transfer, lease or mortgage as property. Party A has the right to check the usage and condition of property, and Party B should provide all convenience.

5.	Calculation on Leasing Fee
(1)	The term of Leasing is one year (e.g. from July 1, 2007 to June 30, 2008). The leasing fee is RMB 300,000/ month (RMB three hundred thousand per month).
(2)
Party B firstly pays half year of leasing fee of RMB 1.8 million (RMB one million eight hundred thousand) and fulfillment deposit of RMB 1.2 million (RMB one million two hundred thousand), totaling RMB 3 million (RMB three million) within ten business days after the agreement is sighed.

6.	During the term of leasing, any party should bear the default liability if it breaks the agreement. The party who incurs damage should bear corresponding damage indemnification liability.
7.
This agreement is effective after it is signed and sealed by both parties. This agreement has two originals and each party holds one. If any dispute rises, both parties consult to resolve. If negotiation is unable to resolve, litigate to the jurisdiction of the People’s Court, which is located in the place where the agreement is signed.

Party A:	Shaanxi Hede Venture Capital Management Co., Ltd. (Sealed)

Entrusted Representative: Zhang Jing (Sealed)

June 2, 2007

Party B:	Shaanxi Tianren Organic Food Co., Ltd.(Sealed)

Entrusted Representative: Xue Hongke (Sealed)

June 2, 2007